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                                                                    EXHIBIT 99.1


                                    NRP INC.

                             STOCK OPTION AGREEMENT


Effective Date of Grant                                          Expiration Date
-----------------------                                          ---------------
December 21, 1994                                               December 21,2004


TO:    KERS & Company, a general partnership ("Optionee")


     WHEREAS, NRP Inc. (the "Company") desires to grant to the Optionee a stock option to purchase shares of the common stock, par value $.01 per share
(the "Common Stock"), of the Company;

     WHEREAS, the Board of Directors of the Company (the "Board") has awarded the stock option herein described (the "Option") to the Optionee; and

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereby agree as follows:


1 .    GRANT OF OPTION.  Effective as of the date set forth above, the Company hereby grants to the Optionee a nonqualified stock option to acquire up to a total of 225,000 shares of the Common Stock (the "Option"), at an exercise price per share of $1.00 (the "Option Price"), upon the terms and subject to the conditions, limitations and restrictions set forth in this Agreement.

2. VESTING. The shares of Common Stock subject to the Option shall be deemed vested in full as of the Effective Date of Grant.

3. EXERCISE. In order to exercise the Option with respect to any vested shares of Common Stock hereunder, the Optionee shall provide written notice to the Company at its principal executive office; provided, however, that the Option shall not be exercisable with respect to less than 50,000 shares in any single exercise. At the time of exercise, the Optionee shall pay to the Company the Option Price per share set forth in Section 1 times the number of vested shares as to which the Option is being exercised. The Optionee shall make such payment by delivering (a) cash, (b) a certified or cashier's check,
(c) at the Board's option, previously owned shares of Common Stock having a Fair Market Value (as hereinafter defined) on the date immediately preceding the exercise date equal to the aggregate exercise price or (d) at the Board's option, any other consideration that the Board determines is consistent with applicable law. If the Option is exercised in full, the Optionee shall surrender this Agreement to the Company for cancellation.


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If the Option is exercised in part, the Optionee shall surrender this Agreement to the Company so that the Company may make appropriate notation hereon or cancel this Agreement and issue a new agreement representing the unexercised portion of the Option.

     "Fair Market Value," as used in the preceding paragraph, shall mean the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by NASDAQ or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the Board, in its sole discretion. In making such determination, the Board may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

     The certificates for shares of Common Stock as to which this Option shall have been so exercised shall be registered in the name of the Optionee and shall be delivered to the Optionee at the address specified below the signature of its trustee hereto. Such option exercise shall be valid only if accompanied by payment or other arrangement satisfactory to the Company with respect to the Company's obligations, if any, to withhold federal and state taxes with respect to the exercise of the Option.

4.   WHO MAY EXERCISE.  The Option shall be exercisable only by Optionee.

5. EXPIRATION OF OPTION. The Option shall expire, and shall not be exercisable with respect to any vested shares of Common Stock hereunder as to which the Option has not been exercised, on the tenth anniversary of the Effective Date of Grant, or the date set forth on the upper right hand corner on page one of this Agreement.

6. SUSPENSION OF OPTION. The Company may suspend for a reasonable period or periods the time during which this Option may be exercised if, in the opinion of the Company, such suspension is required to enable the Company to remain in compliance with regulatory requirements relating to the issuance of shares of Common Stock subject to this Option. The Option is subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of the Option or the purchase or issue of shares of Common Stock under the Option, the Option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall be under no obligation to effect or obtain any such listing, registration, qualification, consent or approval if the Company shall determine, in its discretion, that such action would not be in the best interest of the Company. The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any federal or state law or the effecting or


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obtaining of any consent or approval of any governmental body with respect to the granting or exercise of the Option or the purchase or issue of shares of Common Stock under the Option.

7. ADMINISTRATION. The Option and this Agreement shall be administered by the Company's Board of Directors. The Board shall have complete authority to construe, interpret and administer the provisions of this Agreement and to make all other determinations necessary or deemed advisable in the administration of this Agreement. The determinations, interpretations and constructions made by the Board shall be final and conclusive.

8. WITHHOLDING OF TAXES. Any provisions of this Agreement to the contrary notwithstanding, the Company may make such provisions and take such steps as it deems necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any shares of Common Stock subject to this Option including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Optionee reimburses the Company for the amount it is required to withhold with respect to such taxes, cancelling any portion of such issuance in an amount sufficient to reimburse the Company for the amount it is required to withhold or taking any other action reasonably required to satisfy the Company's withholding obligation.

9. DILUTION. The number of shares of Common Stock subject to the Option and the Option price therefor set forth in Section 1 shall be equitably adjusted with respect to any Dilutive Event, to prevent dilution or enlargement of option rights. A "Dilutive Event" shall include any of the following events that results in dilution to the shares of Common Stock acquired or acquirable upon exercise of the Option: any increase or decrease in the shares of Common Stock or any other capital stock of the Company or any change or exchange of any such securities for a different number or kind of securities, any of which results from one or more stock splits, reverse stock splits, stock dividends, recapitalizations, reorganizations or other corporate actions with a similar effect. A "Dilutive Event" shall not include, however, among other things, any issuance of capital stock by the Company for fair market value or any issuance or grant to any person or entity of any right to subscribe for or to purchase any capital stock or securities convertible into any capital stock of the Company for fair market value.

10. TRANSFER OF OPTION. The Optionee shall not, directly or indirectly, sell, transfer, pledge, encumber or hypothecate the Option or the rights and privileges pertaining to the Option.

11.      RESTRICTIONS ON ISSUANCE AND TRANSFERABILITY OF SHARES.

         (a) The Company shall not be obligated to sell or issue any shares of Common Stock upon the exercise of this Option unless the sale and issuance of such shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal and state securities laws (or are exempt from such registration requirements) and the requirements of NASDAQ or any securities exchange upon which shares of Common Stock may then be listed. As a condition to the exercise



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         of the Option, the Company may require the Optionee to make such representations and warranties, including, but not limited to, an opinion of counsel, as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal or state securities laws. The Company shall not be liable for refusing to sell or issue any shares covered by the Option if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such shares.

         (b) The shares of Common Stock issued upon the exercise of the Option may not be transferred, except in accordance with applicable federal and state securities laws. The Company shall have no obligation to the Optionee to list, register or otherwise qualify the shares of Common Stock covered by the Option for reoffer or resale by the Optionee, except as may be required by the terms of that certain Registration Rights Agreement dated of even date herewith by and between the Company and the Optionee (the "Registration Rights Agreement"). Until so registered, at the Company's option, a certificate evidencing shares of Common Stock issued to the Optionee may be legended as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

12.      MISCELLANEOUS.

         (a) The granting of the Option herein shall impose no obligation upon the Optionee to exercise the Option or any part thereof.

         (b) Neither the Optionee nor any person or entity claiming under or through the Optionee shall be or shall have any of the rights or privileges of a stockholder of the Company in respect of any of the shares of Common Stock issuable upon the exercise of the Option herein unless and until such person or entity has exercised the Option and paid the purchase price for the subject shares of Common Stock and certificates representing such shares shall have been issued and delivered to the Optionee or such Optionee's agent.

         (c) Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option herein to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth beneath the signature of its sole trustee hereto, or at such other address for a party as such party may hereafter designate in writing to the




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        other.  Any such notice shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

        (d) The Option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Optionee, nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process.

        (e) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware and the United States, as applicable, without reference to the conflict of laws provisions thereof.

        (f) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

        (g) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

        (h) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

        (i) Except for the Registration Rights Agreement, this Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

        (j) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

        (k) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

        (l) At any time and from time to time the Board may execute an instrument providing for modification, extension, or renewal of the Option, provided that no such modification, extension or renewal shall impair the Option in any respect without the consent of the Optionee. Except as provided in the preceding sentence, no supplement, modification or amendment of this Agreement or waiver of any provision of this Agreement shall be




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        binding unless executed in writing by all parties to this
        Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.


        (m) In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

     IN WITNESS WHEREOF, each party has caused its authorized representative to execute and deliver this Agreement as of the Effective Date of Grant.


                                        COMPANY:

                                        NRP Inc.

                                        By:   /s/ MICHAEL G. SANTRY
                                           ------------------------------------

                                        Name: Michael G. Santry
                                             ----------------------------------

                                        Title: President
                                              ---------------------------------

                                        OPTIONEE:

                                        KERS & Company, a general partnership

                                        By:    /s/ DALE FAIR
                                           ------------------------------------

                                        Name:  Dale Fair
                                             ----------------------------------

                                        Title: Trustee
                                              ---------------------------------

                                        Address: 125 N. Market, Suite 1100
                                                -------------------------------
                                                 Wichita, KS 67202
                                                -------------------------------





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